AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 7, 1996
                                                  REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         HYPERMEDIA COMMUNICATIONS, INC.
               (Exact name of issuer as specified in its charter)


      CALIFORNIA                                       94-3104247
(State of Incorporation)                 (I.R.S. Employer Identification Number)


                     901 MARINER'S ISLAND BLVD., SUITE 365
                              SAN MATEO, CA 94404
                    (Address of principal executive offices)

                                1991 STOCK PLAN
                           1993 DIRECTOR OPTION PLAN
                       1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                   TODD HAGEN
                  VICE PRESIDENT OF FINANCE AND ADMINISTRATION
                          AND CHIEF FINANCIAL OFFICER
                        HYPERMEDIA COMMUNICATIONS, INC.
                     901 MARINER'S ISLAND BLVD., SUITE 365
                               SAN MATEO, CA 94404
                                 (415) 573-5170
(Name, address,  including zip code and telephone number, including area code, of agent for service)

                                    Copy to:
                            Donna M. Petkanics, Esq.
                           Christopher F. Boyd, Esq.
                     WILSON SONSINI GOODRICH & ROSATI, P.C.
                               650 Page Mill Road
                          Palo Alto, California 94306
                                 (415) 493-9300

                                           CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                          Proposed             Proposed
                                                                           Maximum              Maximum            Amount of
                Title of Securities                Amount to be        Offering Price          Aggregate         Registration
                  to be Registered                  Registered            Per Share          Offering Price           Fee
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value:
- -  1991 Stock Plan                                200,000 shares          $ 3.00 (1)          $ 600,000 (1)         $ 206.90
- -  1993 Director Option Plan                       50,000 shares          $ 3.00 (1)          $ 150,000 (1)         $  51.72
- -  1996 Employee Stock Purchase Plan              150,000 shares          $ 2.55 (2)          $ 382,500 (2)         $ 131.90
         TOTAL                                    400,000 SHARES                             $1,132,500             $ 390.52
============================================================================================================================

(1) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee on the basis of closing price of $3.00 per share reported on the Nasdaq SmallCap Market on May 31, 1996 (the "Closing Price").
(2) Estimated pursuant to Rule 457 solely for purposes of calculating the registration fee on the basis of 85% of the Closing Price.


                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information previously filed with the Securities and Exchange Commission by HyperMedia Communications, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement.

                  (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                  (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1996, filed pursuant to Section 13 of the Exchange Act; and

                  (3) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on December 10, 1992, as amended, pursuant to Section 12(g) of the Exchange Act.

                  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company has adopted provisions in its Articles of Incorporation and Bylaws that limit the liability of its directors. As permitted by the California Corporations Code, directors will not be liable to the Company for monetary damages arising from a breach of their fiduciary duty as directors, including such conduct during a merger or tender offer, in certain circumstances. Such limitation does not affect liability for any breach of a director's duty to the Company or its shareholders (i) with respect to approval by the director of any transaction from which he derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that he believes to be contrary to the best interests of the Company or its shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern of inattention that amounts to an abdication of his duty to the Company or its shareholders in circumstances in which he was, or should have been aware, in the ordinary course of performing his duties, of a risk of serious injury to the Company or its shareholders, or (iii) based on transactions between the Company and its directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of the California Corporations Code. Such limitation of liability also does not affect the availability of equitable remedies such as injunctive relief or rescission.

         Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended. The Company's Articles of Incorporation authorize the Company to indemnify the Company's officers and directors. The Company's Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions con tained in the California Corporations Code. The indemnification agreements may require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

     EXHIBIT
     NUMBER                         DESCRIPTION
     ---------    --------------------------------------------------------------
          4.1*    1991 Stock Plan.

          4.2*    1993 Director Option Plan.

          4.3     1996 Employee Stock Purchase Plan.

          5.1     Opinion of Wilson Sonsini Goodrich & Rosati as to legality of securities being registered.

         23.1     Consent of Price Waterhouse LLP (see page II-6).

         23.2     Consent of Wilson Sonsini Goodrich & Rosati  (contained in Exhibit 5.1).

         24.1     Power of Attorney (see page II-4).

- ----------------------------------
*    Incorporated   by  reference  to  the  exhibit  filed  with  the  Company's
     Registration Statement on Form S-8, as amended (Registration Statement No. 33-77454), declared effective on April 6, 1994.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on this 5th day of June, 1996.


                            HYPERMEDIA COMMUNICATIONS, INC.



                            /s/ Todd Hagen
                            -------------------------------------
                            Todd Hagen
                            Vice President of Finance and Administration
                            and Chief Financial Officer



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard Landry and Todd Hagen, and each of them acting individ ually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


      Signature                        Title                           Date
- --------------------------------------------------------------------------------

  /s/ Richard Landry          President, Chief                     June 5, 1996
- -------------------------     Executive Officer, Publisher
Richard Landry                and Director
                              (Principal Executive
                              Officer)



  /s/ Todd Hagen              Vice President, Finance              June 5, 1996
- -------------------------     and Administration and
Todd Hagen                    Chief Financial Officer
                              (Principal Financial
                              and Accounting Officer)




  /s/ David Bunnell           Chairman of the Board                June 5, 1996
- -------------------------
David Bunnell



 /s/ John Griffin             Director                             June 5, 1996
- -------------------------
John Griffin



/s/ Greg Lahann               Director                             June 5, 1996
- -------------------------
Greg Lahann



/s/ Michael Kaufman           Director                             June 5, 1996
- -------------------------
Michael Kaufman

                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of HyperMedia Communications, Inc. of our report dated February 12, 1996 except for notes 5 and 6 which are as of March 21, 1996 appearing on page 22 of the 1995 Annual Report on Form 10-K for the year ended December 31, 1995.


PRICE WATERHOUSE LLP



San Mateo, California
June 6, 1996




                                            HYPERMEDIA COMMUNICATIONS, INC.

                                          REGISTRATION STATEMENT ON FORM S-8

                                                   INDEX TO EXHIBITS





     EXHIBIT
     NUMBER                                     DESCRIPTION
     -------       ----------------------------------------------------------------------------
       4.1*        1991 STOCK PLAN.............................................................

       4.2*        1993 DIRECTOR OPTION PLAN...................................................

       4.3         1996 EMPLOYEE STOCK PURCHASE PLAN...........................................

       5.1         OPINION OF WILSON SONSINI GOODRICH & ROSATI AS TO LEGALITY OF
                   SECURITIES BEING REGISTERED.................................................

      23.1         CONSENT OF PRICE WAREHOUSE LLP (SEE PAGE II-6)..............................

      23.2         CONSENT OF WILSON SONSINI GOODRICH & ROSATI (CONTAINED IN
                   EXHIBIT 5.1)................................................................

      24.1         POWER OF ATTORNEY (SEE PAGE II-4)...........................................

- -------------------------------------------------
*    INCORPORATED   BY  REFERENCE  TO  THE  EXHIBIT  FILED  WITH  THE  COMPANY'S
     REGISTRATION STATEMENT ON FORM S-8, AS AMENDED (REGISTRATION STATEMENT NO. 33-77454), DECLARED EFFECTIVE ON APRIL 6, 1994.